Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

NOVELLUS SYSTEMS, INC.

(A CALIFORNIA CORPORATION)

ARTICLE I

OFFICES

Section 1. Principal Office. The Board of Directors (the “Board”) shall fix the location of the principal executive office of NOVELLUS SYSTEMS, INC. (the “Company”) at any place within or outside the State of California and shall have full power and authority to change the Company’s principal office from time to time to another location within or without the State of California.

Section 2. Other Offices. One or more branch or other subordinate offices may at any time be fixed and located by the Board at such place or places within or without the State of California as it deems appropriate.

ARTICLE II

DIRECTORS

Section 1. Exercise of Corporate Powers. Except as otherwise provided by the Articles of Incorporation of the Company or by the laws of the State of California now or hereafter in force, the business and affairs of the Company shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Company as permitted by law provided that the business and affairs of the Company shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2. Number. The number of directors of the Company constituting the entire Board shall not be less than three nor more than five until changed by amendment of the Articles of Incorporation or by a Bylaw amending this Section 2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares. The exact number of directors may be fixed from time to time, within the limits specified in the Articles of Incorporation or in this Section 2, by (i) a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the Board, or (ii) resolution of the Board.

Subject to the foregoing provisions for changing the number of directors, the number of directors of the Company has been fixed at three.

Section 3. Need Not Be Shareholders. The directors of the Company need not be shareholders of the Company.

Section 4. Compensation. Directors shall receive such compensation for their services as directors and such reimbursement for their expenses of attendance at meetings as may be determined from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

Section 5. Election and Term of Office. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting, provided that if for any reason said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall begin immediately upon their election and shall continue until their respective successors have been elected and qualified.

Section 6. Vacancies. A vacancy or vacancies in the Board shall exist when any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the Board or the shareholders) or otherwise. The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. A vacancy created by the removal of a director may be filled only by the approval of the shareholders. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors, but any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of the Company, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 7. Removal.

(a) General Rule. Any and all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors, except as set forth in Sections 7(b) and (c) of this Article.

(b) Supermajority Vote Required. No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.

(c) Class Vote. When by the provisions of the Articles the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

(d) Effect of Reduction of Size of Board. Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director’s term of office.

Section 8. Meetings of Directors.

(a) Place of Meetings. Meetings (whether regular, special or adjourned) of the Board may be held at any place within or without the State of California, as may from time to time be fixed by resolution of the Board, or as may be specified in the notice of meeting.

(b) Regular Meetings. Regular meetings of the Board, of which no notice need be given except as required by the laws of the State of California, shall be held after the adjournment of each annual meeting of the shareholders and at such other times as may be designated from time to time by resolution of the Board.

(c) Special Meetings. Special meetings of the Board may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary, or any two or more of the directors.

(d) Notice of Meetings. Except in the case of regular meetings, notice of which has been dispensed with, all meetings of the Board shall be held upon four (4) days’ notice by mail or twenty-four (24) hours’ notice delivered personally or by telephone, telegraph, or other electronic or wireless means. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held. Except as set forth in Section 8(f) of this Article II below, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

(e) Quorum. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board except as otherwise provided by law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

(f) Adjourned Meetings. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

(g) Waiver of Notice and Consent. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(h) Action Without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

(i) Conference Telephone Meetings. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 8 constitutes presence in person at such meeting.

(j) Meetings of Committees. The provisions of this Section 8 apply also to committees of the Board and action by such committees, with such changes in points of detail as may be necessary.

Section 9. Committees.

(a) Appointment and Procedure. The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of at least two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.

(b) Powers. Any committee appointed by the Board, to the extent provided in the resolution of the Board or in these Bylaws, shall have all the authority of the Board except with respect to:

(1) the approval of any action which requires the approval or vote of the shareholders;

(2) the filling of vacancies on the Board or on any committee;

(3) the fixing of compensation of the directors for serving on the Board or on any committee;

(4) the amendment or repeal of Bylaws or the adoption of new Bylaws;

(5) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(6) a distribution as defined at Section 166 of the California Corporations Code, except at a rate or in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board; and

(7) the appointment of other committees of the Board or the members thereof.

ARTICLE III

OFFICERS

Section 1. General.

(a) Election and Qualifications. The officers of the Company shall consist of a President, one or more Vice Presidents, a Secretary, and a Chief Financial Officer who shall be chosen by the Board and such other officers, including a Chairman of the Board, as the Board shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board may prescribe. Any two or more of such offices may be held by the same person. Any Vice President, Assistant Treasurer, or Assistant Secretary may exercise any of the powers of the President, the Chief Financial Officer, or the Secretary, respectively, as directed by the Board, and shall perform such other duties as are imposed upon such officer by the Bylaws or the Board.

(b) Term of Office and Compensation. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board and may be altered by the Board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

(c) Removal and Vacancies. Any officer of the Company may be removed at the pleasure of the Board at any meeting or at the pleasure of any officer who may be granted such power by a resolution of the Board. Any officer may resign at any time upon written notice to the Company without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. If any vacancy occurs in any office of the Company, the Board may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.

Section 2. Chairman of the Board.

(a) Powers and Duties. The powers and duties of the Chairman of the Board, if there be one, are:

(1) To act as the chief executive officer of the Company and, subject to the control of the Board, to have general supervision, direction, and control of the business and affairs of the Company, except when by law the signature of the President is required and such office is not held by the Chairman of the Board.

(2) To preside at all meetings of the Board.

(3) To preside at all meetings of the shareholders.

(4) To call meetings of the shareholders and also of the Board to be held, subject to the limitations prescribed by law or by these Bylaws, at such times and at such places as the Chairman of the Board shall deem proper.

(5) Subject to the direction of the Board, to have general charge of the property of the Company and to supervise and control all officers, agents, and employees of the Company.

(b) Other Powers. The Chairman of the Board shall have such other powers and shall be subject to such other duties as the Board may from time to time prescribe.

Section 3. President.

(a) Powers and Duties. The President shall have the following powers and duties in the absence of the Chairman of the Board, or if there be none:

(1) To act as the chief executive officer of the Company and, subject to the control of the Board, to have general supervision, direction, and control of the business and affairs of the Company.

(2) To preside at all meetings of the Board.

(3) To preside at all meetings of the shareholders.

(4) To call meetings of the shareholders and also of the Board to be held, subject to the limitations prescribed by law or by these Bylaws, at such times and at such places as the President shall deem proper.

(5) Subject to the direction of the Board, to have general charge of the property of the Company and to supervise and control all officers, agents, and employees of the Company.

(b) Other Powers. The President shall have such other powers and shall be subject to such other duties as the Board may from time to time prescribe or as required by law.

(c) President Pro Tem. If neither the Chairman of the Board, the President, nor any Vice President is present at any meeting of the Board, a President pro tem may be chosen to preside and act at such meeting. If neither the President nor any Vice President is present at any meeting of the shareholders, a President pro tem may be chosen to preside at such meeting.

Section 4. Vice Presidents. In case of the absence, disability, or death of the President, the Vice President, or one of the Vice Presidents, shall exercise all the powers and perform all the duties of the President. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be fixed by the Board. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board.

Section 5. Secretary. The powers and duties of the Secretary are:

(a) To keep a book of minutes at the principal office of the Company, or such other place as the Board may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

(b) To keep the seal of the Company and to affix the same to all instruments which may require it.

(c) To keep or cause to be kept at the principal office of the Company, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(d) To keep a supply of certificates for shares of the Company, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the Company shall have one or more duly appointed and acting transfer agent of the shares, or any class or series of shares, of the Company, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(e) To transfer upon the share books of the Company any and all shares of the Company; provided, that so long as the Company shall have one or more duly appointed and acting transfer agent of the shares, or any class or series of shares, of the Company, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the Company then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 2 of Article V.

(f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal, or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President, a Vice President, any person thereunto authorized by either of them, the Board, or the holders of a majority of the outstanding shares of the Company.

(g) Generally to do and perform all such duties as pertain to the office of Secretary and as may be required by the Board.

Section 6. Chief Financial Officer. The powers and duties of the Chief Financial Officer are:

(a) To supervise and control the keeping and maintaining of adequate and correct accounts of the Company’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director,

(b) To have the custody of all funds, securities evidences of indebtedness, and other valuable documents of the Company, and, at the Chief Financial Officer’s discretion, to cause any or all thereof to be deposited for the account of the Company with such depositary as may be designated from time to time by the Board.

(c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the Company.

(d) To disburse, or cause to be disbursed, all funds of the Company as may be directed by the Board, taking proper vouchers for such disbursements.

(e) To render to the President and the Board, whenever they may require, accounts of all transactions and of the financial condition of the Company.

(f) Generally to do and perform all such duties as pertain to the office of Chief Financial Officer and as may be required by the Board.

ARTICLE IV

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. Meetings (whether regular, special, or adjourned) of shareholders of the Company shall be held at the principal executive office of the Company, or at any other place within or without the State of California as may from time to time be designated by written consent of all the shareholders entitled to vote thereat, or which may be designated by the Board.

Section 2. Annual Meetings. The annual meeting of the shareholders of the Company shall be held at such place, on such date and such time, as the Board shall fix. At such annual meeting, directors shall be elected and any other business may be transacted which may properly come before the meeting.

Section 3. Special Meetings. Special meetings of the shareholders may be called by the Board, the Chairman of the Board, the President, or the holders of shares entitled to cast not less than 10% of the vote at the meeting. Within 5 business days after receiving such a request from a shareholder or shareholders of the Company, the Board shall determine whether such shareholder or shareholders have satisfied the requirements for calling a special meeting of the shareholders and notify the requesting party or parties of its finding.

Section 4. Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than 10 (or, if sent by third-class mail, 30) nor more than 60 days before the day of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

Section 5. Delivery of Notice. Notice of a shareholders’ meeting or the furnishing of any report shall be given personally, by electronic transmission by the Company, or by first-class mail, or, if the Company has outstanding shares held of record by 500 or more persons on the record date for the shareholder’s meeting, notice may be sent third-class mail, or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Company or given by the shareholder to the Company for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Company is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. A verified statement of mailing of any notice or report in accordance with the provisions of this Section, executed by the secretary, assistant secretary, or any transfer agent, shall be prima facie evidence of the giving of the notice or report. If any notice or report addressed to the shareholders at the address of such shareholder appearing on the books of the Company is returned to the Company by United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Company for a period of one year from the date of the giving of the notice to all other shareholders.

Section 6. Adjourned Meetings. When a shareholders’ meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof is announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting,

Section 7. Consent to Shareholders’ Meeting. The transactions of any meeting shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy signs a written waiver of notice or consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the California General Corporation Law to be included in the notice but not so included in the notice if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided in the Articles of Incorporation or Bylaws, including Section 4 of this Article.

Section 8. Quorum; Vote Required.

(a) Quorum Required. The presence in person or by proxy of the persons entitled to vote a majority of the voting shares of the Company at any meeting shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the Articles of Incorporation, or these Bylaws, and except as provided in Section 8(b) of this Article.

(b) Continuation of Business Despite Lack of Quorum. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of the number of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

(c) No Votes Without Quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in Section 8(b) of this Article.

Section 9. Actions Without Meeting.

(a) Majority Consent. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notices if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that, subject to the provisions of Section 6 of Article II, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

(b) Notice to Nonconsenting Shareholders. Unless the consents of all shareholders entitled to vote have been solicited in writing,

(1) notice of any shareholder approval on matters respecting indemnification of agents of the Company without a meeting by less than unanimous written consent shall be given at least 10 days before the consummation of the action authorized by such approval, and

(2) prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote but who have not consented in writing; the provisions of Section 5 of this Article shall apply to such notice.

Section 10. Revocation of Consent. Any shareholder giving a written consent, or the shareholder’s proxy-holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy-holders, may revoke the consent by a writing received by the Company prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Company, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Company.

Section 11. Voting Rights. Except as provided in Section 13 of this Article, in the Articles of Incorporation, or in any statute relating to the election of directors or to other particular matters, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

Section 12. Determination of Holders of Record.

(a) Record Date. In order that the Company may determine the shareholders entitled to notice of any meeting, to vote, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

(b) Absence of Determination By Board. In the absence of any record date set by the Board pursuant to Section 12(a) of this Article, then:

(1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held,

(2) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given; and

(3) the record date for determining share holders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

(c) Adjournments. A determination of shareholders of record entitled to notice of or to a vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

(d) Effect of Post Record Date Transfers. Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after the record date, except as otherwise provided in the Articles, these Bylaws, agreement, or applicable law.

Section 13. Elections for Directors.

(a) Right to Cumulate. Every shareholder complying with Section 13(b) of this Article and normally entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit.

(b) Procedure for Cumulating Votes. No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of the votes which such shareholder normally is entitled to cast) unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given written notice to the chairman of the meeting at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

(c) Directors Elected. In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to elected by such shares are elected; votes against directors and votes withheld shall have no effect.

(d) Ballot Optional. Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

Section 14. Proxies.

(a) Proxies Authorized. Every person entitled to vote shares (including voting by written consent) may authorize another person or other persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of the General Corporation Law of the State of California shall be presumptively valid. “Proxy” means a written authorization signed or an electronic transmission authorized by a shareholder or the shareholder’s attorney-in-fact giving another person or persons power to vote with respect to the shares of such shareholder. “Signed” for the purpose of this Section means the placing of the shareholder’s name or other authorization on the proxy (whether by manual signature, typewriting, telegraphic, or electronic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A proxy may be transmitted by an oral telephone transmission if it is submitted with information from which it may be determined that the proxy was authorized by the shareholder, or his or her attorney-in-fact.

(b) Term of Proxy. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section. Such revocation may be effected by a writing delivered to the Company stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

(c) Death of Proxy Maker. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Company.

Section 15. Inspectors of Election.

(a) Appointment. In advance of any meeting of shareholders, the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed,

(b) Duties. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count, and tabulate all votes and consents, determine when the polls shall close, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

(c) Good Faith; Acts. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE V

MISCELLANEOUS

Section 1. Shares Held by the Company. Shares in other corporations standing in the name of the Company may be voted or represented and all rights incident thereto may be exercised on behalf of the Company by the President or by any other officer of the Company authorized so to do by resolution of the Board.

Section 2. Certificates of Stock. There shall be issued to each holder of fully paid shares of the capital stock of the Company a certificate or certificates for such shares. Every holder of shares in the Company shall be entitled to have a certificate signed in the name of the Company by the Chairman or Vice Chairman of the Board, the President, or a Vice President and by the Chief Financial Officer, an Assistant Treasurer, the Secretary, or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificates may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

Section 3. Lost Certificates. The Company may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Company may require the owner of the lost, stolen, or destroyed certificate or the owner’s legal representative to give the Company a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate. The Board may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 4. Certification and Inspection of Bylaws. The Company shall keep at its principal executive office in this state, or if its principal executive office is not in this state at its principal business office in this state, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the Company is outside this state and the Company has no principal business office in this state, it shall upon the written request of any shareholder furnish to such shareholder a copy of the Bylaws as amended to date.

Section 5. Notices. Any reference in these Bylaws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 6. Reports to Shareholders. Except as may otherwise be required by law, the rendition of an annual report to the shareholders is waived so long as there are less than 100 holders of record of the shares of the Company (determined as provided in Section 605 of the California General Corporation Law). At such time or times, if any, that the Company has 100 or more holders of record of its shares, the Board shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year or within such shorter time period as may be required by applicable law, and such annual report shall contain such information and be accompanied by such other documents as may be required by applicable law.

Section 7. Indemnification.

(a) Indemnification of Directors and Officers.

(1) The Company shall, to the maximum extent and in the manner permitted by the California General Corporation Law, indemnify each of its directors and officers (each, an “Indemnitee”) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was a director or officer of the Company. For purposes of this Section, a “director” or “officer” of the Company includes any person (i) who is or was a director or officer of the Company, (ii) who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

(2) Notwithstanding any other provision in these Bylaws to the contrary but subject to Section 7(e) of this Article V, the Company shall not be obligated to make any indemnity: (a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; (c) for claims initiated or brought by Indemnitee, except (i) with respect to actions or proceedings brought to establish or enforce a right to receive advancement or indemnification under any statute, the certificate of incorporation, these Bylaws, agreement, vote of shareholders or directors or otherwise, (ii) if the board has approved the initiation or bringing of such claim, or (iii) as otherwise required under the California General Corporation Law; or (d) for which payment is prohibited by applicable law.

(b) Indemnification of Others. The Company shall have the power, to the extent and in the manner permitted by the California General Corporation Law, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. For purposes of this Section, an “employee” or “agent” of the Company (other than a director or officer) includes any person (i) who is or was an employee or agent of the Company, (ii) who is or was serving at the request of the Company as an employee or agent or another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

(c) Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the California General Corporation Law.

(d) Non-Exclusivity of Rights. The rights to indemnification conferred in this Section 7 of Article V shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the certificate of incorporation, these Bylaws, agreement, vote of shareholders or directors or otherwise.

(e) Indemnification Prior to Merger. Notwithstanding any other provision in these Bylaws to the contrary, this Section 7 shall not affect, limit or modify the rights to indemnification held by any director or officer of the Company, or any employee of the Company who was a fiduciary under or with respect to any employee benefit plan (within the meaning of, and subject to, Section 3(3) of Employee Retirement Income Security Act of 1974, as amended) of the Company or its subsidiaries, who served in such capacity prior to the effective time of the merger that was consummated pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 14, 2011, among Lam Research Corporation, BLMS Inc. and the Company, which rights shall be governed by the bylaws that were in effect as of the date of the Merger Agreement.

ARTICLE VI

CONSTRUCTION OF BYLAWS WITH REFERENCE TO PROVISIONS OF LAW

Section 1. Definitions. Unless defined otherwise in these Bylaws or unless the context otherwise requires, terms used herein shall have the same meaning, if any, ascribed thereto in the California General Corporation Law, as amended from time to time.

Section 2. Bylaw Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements, and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

Section 3. Bylaw Provisions Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, paragraph, subparagraph, sentence, clause, or phrase of these Bylaws which upon being construed in the manner provided in Section 2 of this Article shall be contrary to or inconsistent with any applicable provision of law shall not apply so long as said provision of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subsection, sentence, clause, or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subsections, sentences, clauses, or phrases is or are illegal.

ARTICLE VII

ADOPTION, AMENDMENT, OR REPEAL OF BYLAWS

Section 1. By Shareholders. Bylaws may be adopted, amended, or repealed by the approval of the affirmative vote of a majority of the outstanding shares of the Company entitled to vote.

Section 2. By the Board. Subject to the right of shareholders to adopt, amend, or repeal Bylaws, Bylaws other than a Bylaw or amendment thereof changing the authorized number of directors or any provision of this Article VII may be adopted, amended, or repealed by the Board. A Bylaw adopted by the shareholders may restrict or eliminate the power of the Board to adopt, amend, or repeal any or all Bylaws.